Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Edward Goldberg, Chief Executive Officer of Perimeter Solutions, SA (the “Registrant”), and Barry Lederman, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge on the date hereof:

1.
the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PERIMETER SOLUTIONS, SA

Date: December 14, 2021	By:	/s/ Edward Goldberg
Edward Goldberg Chief Executive Officer and Director (Principal Executive Officer)

Date: December 14, 2021	By:	/s/ Barry Lederman
Barry Lederman Chief Executive Officer (Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

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